EXHIBIT 10.1

SPECIMEN

THINK PARTNERSHIP INC.

2005 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

Think Partnership Inc. d/b/a Kowabunga!, a Nevada corporation (the “Company”), hereby grants to the optionee named below (“Optionee”) an option (this “Option”) to purchase the total number of shares shown below of Common Stock of the Company (“Shares”) at the exercise price per share set forth below (the “Exercise Price”), subject to all of the terms and conditions of this Stock Option Agreement and the Think Partnership Inc. 2005 Long-Term Incentive Plan (the “Plan”).  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.  The terms and conditions of the Plan are incorporated herein by reference and any conflicts between the terms and conditions of this Stock Option Agreement and the Plan shall be resolved in favor of the terms and conditions of the this Stock Option Agreement.

Optionee: [NAME OF EMPLOYEE]

Grant Date: [Date of Grant]

Shares Subject to Option:  [No. Options]

Exercise Price per Share:  [Exercise Price]

Term of Option:  Five years

Vesting:  33.33% per year over 3 years

Type of Stock Option Intended:

 X  Incentive Stock Option (ISO)

     Non-Qualified Stock Option (NQSO)

Vesting:  Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule stated above and further described in Section 10 of this Stock Option Agreement.  If an annual or yearly vesting schedule is declared, the first group of options shall vest on the first or stated anniversary with no options vesting on the Grant Date, unless specifically stated otherwise.

IN WITNESS WHEREOF, this Stock Option Agreement, consisting of this page and the attached Sections 1 through 10, has been executed by the Company by a duly authorized officer as of the date specified hereon.

THINK PARTNERSHIP INC.

By:  ______________________________________

Stan Antonuk, CEO

Date of Execution:  June ____, 2008

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Agreement.  Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

_______________________________________________

Optionee

Date of Execution:  June ____, 2008

1.

Exercise Period of Option.  Subject to the terms and conditions of this Stock Option Agreement and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares subject to this Option, but only to the extent that the Option has previously vested  according to the vesting schedule set forth on the face hereof and further described in Section 10 below, prior to the date and time which occurs at 5:00 p.m. Tampa, Florida time on the last day of the Term of Option set forth on the first page hereof following the Grant Date (the “Term”) but in no event later than the expiration date of the Plan (hereinafter “Expiration Date”).

2.

Restrictions on Exercise.  This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Shares may be listed at the time of exercise.  Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission (“SEC”), any state securities commission or any stock exchange to effect such compliance.  Also, this Option may not be exercised within the first six (6) months of the Grant Date noted hereon (except in situations otherwise allowed by this Option and Section 7(e)(8)(B) of the Fair Labor Standards Act) if Optionee is currently, at the time of exercise, or has been at any time within the two (2) year period immediately preceding exercise, a non-exempt (as defined in the Fair Labor Standards Act) employee of the Company.

3.  Termination of Option.

(a)

Optionee shall be considered to perform services for the Company or any Subsidiary, for all purposes under this Section and Section 10 hereof, if Optionee is an Outside Director, officer or full-time employee of the Company or Subsidiary, or if the Board, or the applicable committee of the Board acting as Plan administrator (hereinafter referred to as the “Administrator”) determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any subsidiary of the Company (“Subsidiary”).  Unless the conclusion is determined from the circumstances and in any event in all disputed circumstances, the Administrator shall have exclusive discretion to determine whether Optionee has ceased to perform services for the Company or any Subsidiary, and may determine that a material reduction or decrease in responsibilities is a cessation of the performance of services.  The effective date on which services ceased, as determined by the circumstances or by the Administrator, is the “Termination Date.”  If Optionee’s service to the Company terminates for any reason other than for Cause, except as provided by the Administrator at the time of grant or thereafter and as provided below in this Section and pursuant to Section 13 of the Plan, this Option shall be immediately forfeited to the extent not previously vested on the Termination Date and to the extent vested on the Termination Date may only be exercised until the date which is ninety (90) days after the Termination Date, but in no event later than the last day of the Term or the Expiration Date.

(b)

Termination for Cause.  If Optionee ceases to perform services for the Company or any Subsidiary, for Cause, this Option shall immediately be forfeited to the extent not previously exercised, along with any and all rights or subsequent rights attached thereto, as of the Termination Date, but in no event later than the last day of the Term or the Expiration Date.  For this purpose, “Cause” shall be defined as any of the following events, as determined in the sole and exclusive judgment of the Board as regarding Optionees who are directors of the Company or of the Company’s Chief Executive Officer as regarding Optionees who are employees, consultants, contractors or advisors of the Company, as appropriate in each instance: (1) Optionee’s neglect of, or negligence in, the performance of Optionee’s duties; (2) Optionee’s failure or refusal to follow written instructions given to Optionee by Optionee’s manager, a Company executive or the Board of Directors; (3) Optionee’s violation of any provision of the Company’s Bylaws or of any of its other written policies, standards, or regulations; (4) Optionee’s being investigated, indicted, convicted or plea bargaining in regard to any criminal offense, other than a misdemeanor not involving moral turpitude or a minor traffic violations; (5) Optionee’s violation or breach of any material term, covenant or condition contained in this Agreement; (6) Optionee’s commission of any act of fraud, undisclosed or unapproved self-dealing, diversion of any corporate opportunity to Optionee or any third party or malfeasance against or concerning the Company and/or its Subsidiaries; (7) Optionee engaging in any activities which, or facilitating any third party to, compete with the then current or planned business of the Company, or engaging in any other act which is willfully disloyal, deliberately dishonest, or demonstrably and materially injurious to the Company and/or its Subsidiaries or any of their reputations or business interests; or (8) if an employee, consultant, contractor or advisor, failure of Optionee to perform Optionee’s assignments and duties at a level which is deemed to be acceptable or satisfactory by the Company’s Chief Executive Officer.

(c)

Death.  If Optionee ceases to perform services for the Company or any Subsidiary, as a result of the death of Optionee, this Option, to the extent (and only to the extent) that it would have been exercisable by

Optionee on the Termination Date, may be exercised by Optionee’s legal representative within one (1) year after the Termination Date, but in no event later than the Expiration Date and without any additional vesting.

(d)

Disability.  If Optionee ceases to perform services for the Company or any Subsidiary, as a result of the disability (within the meaning of Code §22(e)(3)) of Optionee (as determined by the Administrator in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee within one (1) year after the Termination Date, but in no event later than the Expiration Date and without any additional vesting.

(e)

No Right to Employment or Other Relationship.  Nothing in the Plan or this Stock Option Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Subsidiary, or limit in any way the right of the Company or any Subsidiary, to terminate Optionee’s employment or other relationship at any time, with or without cause.

4.

Manner of Exercise.

(a)

Exercise Procedure.  This Option shall be exercisable by delivery to the Company of a written exercise notice, which shall set forth Optionee’s election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased.  The Company may modify the required exercise procedure at any time for any reason consistent with the Plan.  If Optionee receives a hardship distribution from a Code §401(k) plan of the Company or any Subsidiary, this Option may not be exercised during the six (6) month period following the hardship withdrawal (unless the Company determines that such exercise would not jeopardize the tax-qualification of such Code §401(k) plan).

(b)

Exercise Price.  Such exercise notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased.  Payment for the Shares being purchased may be made in U.S. dollars in cash (by check or wire transfer, provided that the Company may require that the check be certified or a bank check), or by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate fair market value equal to the amount to be tendered, or a combination thereof.  In addition, this Option may be exercised through a brokerage transaction following registration of the Shares under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises.

(c)

Withholding Taxes.  Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company.  Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.  In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

(d)

Issuance of Shares.  Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee’s legal representative.  Optionee shall not be considered a Stockholder until such time as Shares have been issued as noted on the stockholder register of the Company.

5.

Notice of Disqualifying Disposition of ISO Shares.  If this Option is intended to be an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to this ISO on or before the later of (a) the date two (2) years after the Grant Date, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall and hereby agrees to immediately notify the Company in writing of such sale or disposition.  Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee, and Optionee agrees to remit same to Company upon request.  Optionee also hereby agrees that Optionee shall include the compensation from such early disposition in Optionee’s gross income for federal tax purposes.

6.

Nontransferability of Option.  This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution.

7.

Tax Consequences.  OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE.

OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, OPTIONEE’S TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY OPTIONEE THAT NO REPRESENTATIONS OR ASSURANCES ARE MADE AS TO THE QUALIFICATION OF THIS OPTION AS AN ISO OR AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE OPTION. OPTIONEE ALSO ACKNOWLEDGES THAT EXERCISE OF AN ISO OPTION MUST GENERALLY OCCUR WITHIN NINETY (90) DAYS OF TERMINATION OF EMPLOYMENT, REGARDLESS OF ANY LONGER PERIOD ALLOWED BY THIS STOCK OPTION AGREEMENT.

8.

Interpretation, Measurement Date, Beneficial Ownership and Filings.

(a)

Any dispute regarding the interpretation of this Stock Option Agreement shall be submitted to the Administrator, which shall review such dispute in accordance with the Plan.  The resolution of such a dispute by the Administrator, acting in its reasonable discretion, shall be final and binding on the Company and Optionee.

(b)

Pursuant to Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“Opinion 25”), the “measurement date” is the first date on which are known both (1) the number of shares that Optionee is entitled to receive and (2) the option or purchase price, if any. The measurement date for all Options granted under this Stock Option Agreement shall be the Grant Date stated on the first page of this Agreement.  Unless otherwise specifically stated, as required by the Plan, the Exercise Price was at least 100% of the Fair Market Value (as defined in the Plan) of the Shares Subject to Option on the measurement date.

(c)

If Optionee is an officer or director of the Company and for the administrative convenience of the Company in its sole and absolute discretion, this Stock Option Agreement may not be executed and delivered by the Company for an indeterminate period of time following the measurement date nor shall the Company have any obligation to execute and deliver this Stock Option Agreement prior to the first vesting date.  Unless and until the first vesting date has passed with Optionee thereafter entitled to exercise this Option, and this Stock Option Agreement is executed and delivered by both the Company and Optionee, Optionee shall have absolutely no legal or beneficial ownership rights to either this Option or the shares underlying this Option notwithstanding the Company’s prior reporting thereof in its public or private documents, records and filings.  The Company may nevertheless execute and deliver this Stock Option Agreement at any time after the measurement date.  No grant of options hereunder shall be deemed complete and binding unless and until this Stock Option Agreement is executed and delivered by both the Company and Optionee.

(d)

It is the sole responsibility of Optionee to make any and all required filings pursuant to any applicable laws and rules or regulations promulgated by the U.S. Securities and Exchange Commission.

9.

Entire Agreement and Other Matters.  Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, stockholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates.  This Stock Option Agreement and the Plan constitute the entire agreement of the parties hereto, and supersede all prior understandings and agreements with respect to the subject matter hereof.  This Stock Option Agreement and the underlying Option are void ab initio unless this Stock Option Agreement has been executed by Optionee on the first page hereof and Optionee has agreed to all terms and provisions hereof.

10.

Vesting and Exercise of Shares.  Subject to the terms of the Plan and this Stock Option Agreement, Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown on the first page of this Stock Option Agreement upon the stated time which has elapsed from the Grant Date of this Option (as noted hereinabove) at the time of exercise, i.e., the number of shares which have vested as of the time of exercise, provided that under all circumstances, the time of exercise is within the Term and prior to the Expiration Date.  Time is of the essence in the proper exercise of this Option.  If the calculation of Shares available for purchase through exercise of this Option would result in a fraction, any fraction will be rounded to zero.  Optionee must have engaged in Continuous Service to the Company throughout the respective vesting period.  For purposes of this Stock Option Agreement, “Continuous Service” means a period of continuous performance of services by Optionee for the Company or a Subsidiary, as determined by the Administrator in its sole and absolute discretion.